Exhibit 5.4
September 27, 2007
Sierra Wireless, Inc.
13811 Wireless Way
Richmond, British Columbia
Canada V6V 3A4
RE:     Sierra Wireless, Inc. Registration Statement on Form F-10 (No. 333-146174)
Ladies and Gentlemen:
     We have acted as United States counsel to Sierra Wireless, Inc. (the “Company”) in connection with the filing of a registration statement on Form F-10, as amended (the “Registration Statement”), with the Securities and Exchange Commission for the registration of the Company’s common shares.
     In connection with that registration, we consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.
Sincerely,
/s/ Davis Wright Tremaine LLP